EXHIBIT 99.1

CAREMARK Rx ISSUES STATEMENT REGARDING PROPOSAL FROM

EXPRESS SCRIPTS

NASHVILLE, TN – December 18, 2006 – Caremark Rx, Inc. (NYSE: CMX) acknowledges receipt of an unsolicited letter dated today, December 18, 2006, from Express Scripts (Nasdaq: ESRX) outlining a proposed transaction.

On November 1, 2006, Caremark executed a merger agreement with CVS Corporation which provides for the combination of the two companies in a transaction structured as a merger of equals. Caremark continues to be bound by the terms of the merger agreement and the parties anticipate filing a joint proxy statement with the Securities & Exchange Commission shortly.

Caremark’s Board of Directors will review the terms of the proposal submitted by Express Scripts in a manner consistent with its obligations under the CVS merger agreement and applicable Delaware law.

Caremark will have no further comment on this matter at this time.

Contacts:

Investor Relations:

Craig Hartman, Caremark Rx, (615) 743-6653

Media Relations:

Robert Mead/Nina Devlin, Brunswick Group, (212) 333-3810

Susan Bro, Caremark Rx, (615) 743-6652